GIBRALTAR
                              PACKAGING GROUP, INC.

                                                               December 18, 1997



TO:         Richard Hinrichs

FROM:       Deke C. Abbott, Jr.

RE:         Salary and Employment Agreement

Your employment Agreement, dated December 1, 1992 is hereby amended to modify paragraph 6.3.2ii to increase your salary continuation from nine (9) months to twelve (12) months, to be paid under the terms of said Agreement. All other terms and conditions remain unchanged.

Also, this is your authorization to increase your current compensation from $149,350 per annum to $160,000 per annum effective January 1, 1998. Please have Mr. Halstead direct any questions regarding this compensation authorization to Ms. Rebecca Couturier at the Corporate Office.

Please sign and date below, return one copy, and keep one for your records.

Your performance and individual initiative for Gibraltar Packaging has been very helpful and much appreciated. Keep up the good work!

Respectfully,


/s/ D.C. Abbott, Jr.

D. C. Abbott, Jr.
Executive Vice President and COO


xc:  J.W. Lloyd    CFO


Name: /s/ Richards Hinrichs            Date:  /s/ Jan. 8, 1998
      --------------------------------        ----------------

            Richard Hinrichs

                   274 Riverside Avenue o Westport, CT 06880
                   Phone (203) 227-0400 o Fax (203) 227-0887